UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 11, 2020, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company sold to the Underwriters 35,276,250 shares (the “Initial Shares”) of common stock, par value $0.01 per share, including 4,601,250 shares of common stock (together with the Initial Shares, the “Shares”) sold pursuant to the full exercise of the Underwriters' option to purchase additional shares, in an underwritten registered public offering at a purchase price to the public of $10.25 per share (the “Purchase Price”).

The offering closed on August 14, 2020, and the Company received net proceeds of approximately $344.7 million from the sale of the Shares after deducting the underwriting discounts and offering expenses. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, the Company has not designated any specific uses and have no current agreement with respect to any acquisition or strategic transaction.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the Shares.

The foregoing is a summary description of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Goodwin Procter LLP, regarding the legality of the Shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement, dated August 11, 2020, by and among Plug Power Inc., and Morgan Stanley & Co. LLC, as representative of the several underwriters named in Schedule I thereto

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: August 14, 2020	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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